EXHIBIT 10.9

OLD MILL CORPORATE CENTER

THIS LEASE AGREEMENT (the “Lease”) is dated the 27th day of November, 2001, between HOLLADAY BUILDING EAST L.L.C., (“ Lessor”) and Overstock.com (“Lessee”).

WITNESSETH:

ARTICLE I

Section 1.1             Premises.  The Lessor hereby leases to Lessee, and Lessee leases from Lessor, upon the terms and conditions of this Lease, those premises outlined on a floor plan attached hereto as Exhibit “A” and made a part hereof (the “Premises”), and containing approximately 3,095 rentable and 2,623 usable square feet located on the First floor, suite #105 of the building known as Old Mill Corporate Center (the “Building”) located at 6322 South 3000 East, Salt Lake City, Utah 84121.  The term “Property” shall refer to the Building and real property, the entire site, together with any and all appurtenances, rights, privileges and easements pertaining thereto including but not limited to the elevators, stairways, corridors, entranceways, rest rooms, walkways, roadways, driveways, loading docks, cafeteria, parking facilities and other similar or related facilities (collectively “Common Areas”) as may exist in and about the Building and Property.

Lessor and Lessee are aware and acknowledge that the foregoing area contains Lessee’s allocated share of the common area of the building.

Section 1.2             Term.  This Lease shall commence on the date Lessor delivers to Lessee possession of the Premises in substantially complete condition (as defined in Section 2.1 hereinafter) (the “Commencement Date”) and shall terminate on the date two (2) years following the Commencement Date.

ARTICLE II

Section 2.1             Possession.

I.              The parties intend for Lessor to deliver possession of the Premises to Lessee in substantially complete condition on January 1, 2002.  Nevertheless, Lessee is aware and acknowledges that Lessor may be unable to deliver possession of the Premises on such date due to causes beyond the reasonable control of Lessor.  In such event, this Lease shall remain in full force and effect; and Lessor shall have no liability to Lessee whatsoever as a result of the delay in delivery of possession.

II.            In the event Lessor is able to deliver to Lessee possession of the Premises in substantially complete condition prior to January 1, 2002, Lessee may but shall not be required to take possession of the Premises at any time prior to January 1, 2002.

III.           In the event Lessor is unable to deliver to Lessee possession of the Premises in substantially complete condition on January 1, 2002, rent shall abate until Lessor is able to deliver to Lessee possession of the Premises in substantially complete condition.

IV.           For purposes of this Lease, the term “substantially complete condition” shall mean that Lessor has completed the improvements in accordance with the plans set forth in the Addendum, with the exception of minor punch-list items, and has received a certificate of occupancy for the Premises.

V.            Should the Commencement Date be other than the first day of a month, rent shall be prorated for such month based upon the date Lessor deliver possession of the Premises to Lessee.

VI.           Lessee’s square footage has been calculated using the architect’s estimates of what the size will be when built.  Lessor and Lessee agree to measure the “as-built” space during or after construction when the fixed demising walls are in place.  In the event there is a change in the size of the suite from the plans to the “as-built” space, Lessor and Lessee agree to amend the Lease consistent therewith, including any change in the amount of rent resulting from the change in size.

ARTICLE III

Section 3.1             Base Rental.  Lessee agrees to pay Lessor at 6322 South 3000 East, Suite #120 Salt Lake City, Utah 84121 or such other place as the Lessor may from time to time designate, an annual rental for the use of the Premises in the amount of $24,000.00 (the “Base Rental”), payable in equal monthly installments $2,000.00 each, the monthly installments of rental to be paid in advance, without demand, deduction or offset, on the first day of each and every calendar month during the term hereof (the “Due Date”).  Rental payments shall commence on the 1st day of January, 2003, or on the date the Lessee occupies the Premises, whichever occurs first.  If such commencement day for the payment of rentals occurs on a day other than the first day of a calendar month, Lessee shall pay rent for the fractional calendar month involved on a per diem basis (calculated on the basis of a thirty (30) day month).

Section 3.2             Late Charge and Interest.  Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix.  Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises.  Therefore, if any installment or rent due from Lessee is not received by Lessor within five (5) days following the Due Date, Lessee shall pay to Lessor an additional sum of five percent (5%) of the overdue rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee.  Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount or prevent Lessor from exercising any of the other rights and remedies available to Lessor.

Rent not paid when due also shall bear interest at the rate of twelve percent (12%) per annum from the Due Date until paid.  Any late charge also shall bear interest at the rate set forth above, commencing five (5) days following the Due Date.

Section 3.3             Returned Checks.  In the event a check comes back due to insufficient funds, a service charge of $25 will be assessed to the Lessee.

[Sections 3.4, 4.1, 4.2, 4.3, 4.3(A), 4.3(B), 4.3(C), 4.4(A), 4.4(B), 4.4(B)a-k, 4.5, 4.5(A), 4.5(B), 4.5(C), 4.6, and 4.7 appear with strike-throughs in original document.]

ARTICLE V

Section 5.1             Use.  Lessee shall use the Premises only for general office purposes and for no other business or purpose, without the prior written consent of Lessor.

Section 5.2             Building Rules.  Attached hereto are the rules and regulations relating to the Premises and the entire Property of which the Premises are a part.  Lessor shall have the right, at any time or times hereafter, to adopt other or additional rules and regulations, and to rescind or amend all or any o the attached rules and regulations or of amendments to any of the rules and regulations attached.  The Lessee shall faithfully observe and strictly comply with and abide by all such rules and regulations from time to time in force and shall cause Lessee’ employees, guests and invitees to observe and comply with the same.

(a)           Section VIII of Building Rules states that, in compliance with the Utah Clean Air Act, it is our policy to have tenants refrain from smoking in the buildings.
(b)           Section IX of Building Rules states that chair mats are required under all rolling chairs.

Section 5.3             Use Prohibited.  Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation or any insurance policy covering said Building or contents.  Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, or about the Premises.  No loud speakers or other similar device, system or apparatus which can be heard or experienced outside the Premises shall, without the prior written approval of Lessor, be use in or at the Premises.  Lessee shall not commit or suffer to be committed any waste in or upon the Premises.  The provision of this Section 5.3 are for the benefit of Lessor only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

ARTICLE VI

Section 6.1             Utilities.  Lessor agrees to furnish reasonable amounts of heat and air conditioning during generally recognized business hours and during the usual and appropriate season, and to furnish electricity and water in reasonable amounts; but Lessor shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause other than the gross negligence or willful misconduct of Lessor; and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accidents or strikes or conditions or events not under Lessor’s control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee’s obligations hereunder.  If there are separate utility meters for the Premises, Lessee will pay all costs associated with said utility meters.  If there are not separate utility meters, Lessee will pay their proportionate share of the associated utility costs.

Section 6.2             Excess Consumption of Utilities.  Lessee must have prior written consent of the Lessor to add any equipment to, or in any other way make use of, the Premises which may cause or result in a larger than normal use of heat, air conditioning, electricity, gas, water, sewer, refuse removal or other services.  In the event Lessor consents to the installation of such equipment, or such use, Lessor may assess the estimated additional expense to the Lessee and Lessee shall pay said amount at the same time he pays his monthly rental installment.

Section 6.3             Janitorial and Other Services.  Lessor agrees to supply janitorial service for all interior and exterior common areas.  Lessor shall provide janitorial service for the interior portion of the leased unit.  If Lessee requires janitorial services above and beyond services required for a standard, 40-hour-work-week tenant, Lessee shall be responsible for all associated additional costs.

(a)           Janitorial service includes vacuuming and dumping of trash cans.
(b)           Lessee shall be responsible for carpet cleaning, blind cleaning, window cleaning and, when applicable, stripping and waxing of floors.
(c)           Lessor shall be responsible for normal repairs to the basic plumbing, heating, air conditioning and electrical systems.
(d)           Lessor shall be responsible for the purchase, replacement, and installation of all light bulbs within leased premises.
(e)           In the event of negligence or willful destruction by Lessee or Lessee’s clients, Lessee shall be responsible for plumbing and electrical repairs, the replacement of carpets, draperies, wall coverings, floor tile, light fixtures and related attachments, and any other hardware items within the Premises.
(f)            Lessee further agrees that any redecorating done during the term of this Lease shall be at the expense of Lessee.

ARTICLE VII

Section 7.1             Right of Entry.  Lessor shall have the right of access to the Premises at all reasonable times for the purposes of, including, without limitation, inspecting, cleaning and repairing the same, or to exhibit the Premises at any time before the expiration of this Lease.

Section 7.2             Maintenance and Repair.  Lessee shall maintain and repair the interior of the Premises in the same condition as delivered to it, ordinary wear and tear excepted.  Lessee shall not damage or destroy the Premises.  In the event Lessee shall fail to comply with its obligations hereunder, Lessor shall have the right to enter onto the Premises and effect such repair and maintenance and charge the costs thereof to the Lessee together with twelve percent (12%) interest per annum on the costs so expended, said amounts to be considered as additional rent hereunder.

Section 7.3             Improvements.  Lessee hereby accepts the Premises in its present condition without any obligation upon Lessor to make any repairs or restoration thereto except as provided on Addendum “A” attached hereto and made a part hereof.  It is further agreed that this Lease is made by the Lessor and accepted by the Lessee under the distinct understanding and agreement that the Lessor shall have the right and privilege to make and build additions to the Building as it may deem wise and advisable without any liability to the Lessee therefor.

(a)           Lessee shall not make any alterations, additions or improvements in or to the Premises without first obtaining the prior written consent of Lessor.  Lessee hereby waives all rights to make repairs at the expense of Lessor as provided by any law or statute or ordinance now or hereafter in effect.
(b)           All alterations, additions of improvements to the Premises, installed at the expense of Lessor or Lessee, except movable office furniture, Lessee’s trade fixtures and equipment, shall, unless Lessor elects otherwise in writing, become the building of Lessor upon the installation thereof, and shall be surrendered with the Premises at the expiration or termination of this Lease.

Section 7.4             Liens.  Lessee shall not permit any mechanics’, materialmen’s or other liens arising out of work performed by Lessee or on Lessee’s behalf, to be filed against the building, the Building, or the Premises, nor against Lessee’s leasehold interest in the Premises.  Lessor shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens.  If any such liens are so filed, Lessor may, upon thirty (30) days written notice to Lessee, without waiving its rights based on such breach by Lessee and without releasing Lessee from any obligations, pay and satisfy the same and in such event the sums so paid by Lessor, with interest at the rate of twelve percent (12%) per annum from the date of payment, shall be due and payable by Lessee at once without notice or demand.

Section 7.5             Taxes.  Lessee agrees to pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Lessee’s equipment, furniture, fixtures, and other personal property located in the Premises, including carpeting installed by Lessee even though said carpeting has become a part of the Premises; and any and all taxes or increases therein levied or assessed on Lessor or Lessee by virtue of alterations, additions, or improvements to the Premises made by Lessee.  In the event said taxes are charged to or paid or payable to Lessor, Lessee, forthwith upon demand therefor, shall reimburse Lessor for all of such taxes paid by Lessor.  Any taxes paid by Lessor on behalf of Lessee shall bear interest at the annual rate of twelve percent (12%) per annum from the date of payment by Lessor thereof.

ARTICLE VIII

Section 8.1             Damage or Destruction.  If the Premises or the Building shall be damaged by fire or other casualty, the damage (exclusive of any improvements or other changes made to the Premises and paid for by Lessee), may, at the option of Lessor, be repaired by and at the expense of Lessor to as near condition which existed immediately prior to such damage or destruction as reasonably possible; provided, however, that if as a result of damage by fire or other casualty more than fifty percent (50%) of the net rental area of the Building is rendered untenantable, then and in such even either Lessor or Lessee shall have the right and option (exercised, if at all, by giving written notice to the other party within thirty (30) days of such destruction or casualty) to terminate this Lease as of the date of such casualty.  Subject to the foregoing, the Lessor shall commence such repair within sixty (60) days after such casualty and shall complete the same within a reasonable time thereafter, subject to acts of God, strikes and other occurrence not within the control of Lessor.  In the event Lessor fails to commence such repair or restoration within such period or shall fail to prosecute such repair and restoration in a timely manner, then Lessee shall have the right and option (exercised, if at all, by giving written notice within fifteen (15) days of such failure) to terminate this Lease.  In the event this Lease is terminated for any of the reasons aforesaid, any rents or other payments shall be prorated as of the effective date of such termination and proportionately refunded to the Lessee or paid to Lessor as the case may be.  During any period in time which the Premises or any portion thereof is rendered untenantable by fire or other casualty, the rent shall abate proportionately to the area rendered untenantable for the period of time during which this condition exists.

Section 8.2             Eminent Domain.  If all or any part of the Premises are taken by any public or quasi-public authority under the power of eminent domain, or conveyed to such authority in lieu of such condemnation, then either party, at its option, shall have the right to terminate this Lease as of the day possession shall be taken by such authority.  If, as a result of any such taking, or conveyance in lieu of condemnation, more than fifty percent (50%) of the net rentable area of the Building is rendered untenantable, then the Lessor shall have the right and option (exercised, if at all, by giving written notice within thirty (30) days of such taking or conveyance) to terminate this Lease as of the date of such taking or conveyance.

If all or any part of the Building in which the Premises are located shall be taken by any such authority, or conveyed in lieu of condemnation, then Lessor shall have the right and option to terminate this Lease.  In the event this Lease is terminated for any of the reasons aforesaid, any rents or other payments shall be prorated as of the effective date of such termination and proportionately refunded to the Lessee or paid to the Lessor as the case may be, and Lessee shall have no claim against Lessor for the value of any unexpired term of the Lease.  All damages awarded for such taking under the power of eminent domain, or conveyance in lieu thereof, shall belong to and be the building of Lessor irrespective of the basis upon which they were awarded; provided, however, that Lessee shall be entitled to receive any damages specifically awarded for its share of moving expenses.

ARTICLE IX

Section 9.1             Multiple Parties Tenant.  If there is or comes to be more than one party that constitutes Tenant hereunder (a) Their obligations shall be joint and several; and (b) Any notice required or permitted to be given to Tenant may be given by or to any one of such parties and shall have the same force and effect as if given by or to all on such parties.

Section 9.2             Assignment.  Lessee may not assign, mortgage, pledge, hypothecate, or encumber this Lease or sublet the Premises or any part thereof, nor allow any other person (the agents and servants of Lessee excepted) to occupy or use the Premises, or any part thereof, or any right or privilege appurtenant thereto, without first obtaining Lessor’s written consent; provided, however, if Lessor consents to one or more assignments of this Lease or consents to the subletting from time to time of the Premises or parts thereof, the Lessee shall nevertheless remain liable for its performance of this Lease on its part of be performed, including the payment of the rentals and other charges assumed by Lessee hereunder.  Lessor shall not withhold consent unreasonably.

Section 9.3             Subletting.  Notwithstanding anything in Section 9.1 above to the contrary, in the event at any time during the term of this Lease, Lessee desires to sublet the Premises, Lessor reserves the prior right and option (a) to require the Lessee to sublet the Premises to a sublessee approved by Lessor at the same rent as Lessee is required to pay to Lessor under this Lease; however should Lessee choose to sublease at a reduced rate, Lessee shall continue to pay to Lessor the full amount due, or (b) to terminate this Lease.  Lessee shall notify Lessor in writing not less than sixty (60) days in advance if Lessee proposes to sublet the Premises, designating the terms of the proposed subletting.  Lessor shall be allowed thirty (30) days after receipt of Lessee’s notice within which to approve the sub-tenant identified in Lessee’s notice.  In the event lessor approves the sub-tenant identified in Lessee’s notice, all of the provisions of Section 9.1 above respecting subletting shall continue to be in full force and effect; and nothing contained in this Section (9.3) shall be construed as a waiver by Lessor of any of its rights under Section 9.1 above.

ARTICLE X

Section 10.1           Signs.  The Lessee shall not place or maintain or permit to be placed or maintained any signs for advertising of any kind whatsoever on the exterior of the Building or on any exterior windows in the Building or elsewhere within the Premises so as to be visible from the exterior of the Building, or on the interior walls, including doorways of the Premises, so as to be visible from the public hallways or other public areas of the Building, except such numerals and lettering on doorways as may be approved and permitted by Lessor in writing.

Section 10.2           Parking.  Lessee shall have the right to use three and one half (3.5) parking spaces per 1,000 usable square feet.  In the event Lessee regularly uses more parking spaces, Lessor shall have the right to charge Lessee for such excess use at the rates specified below.  Lessor shall have the sole and exclusive right to designate, and from time to time in its discretion, redesignate, the parking space or spaces available for the use of Lessee, its employees, its agents, officers and customers.  Such parking facilities shall at all times be under the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce rules and regulations with respect to such parking facilities.  The parking lot may not be used to store vehicles or to work on vehicles.  No vehicle shall be parked in the parking lot for more than eighteen (18) consecutive hours without prior approval from Lessor.  The tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein.  If the Tenant or its employees park in other than such designated parking areas the Landlord may charge the Tenant, as additional rent, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any part of the parking lot, or in a fire lane or handicapped area.  Any vehicles parked in the parking lots in breach of these terms may be towed away at Lessee’s expense.  Lessee releases, indemnifies and holds harmless Lessor and Lessor’s officers, employees and agents from any claims arising from or relating to such towing of vehicles including any consequential damages or loss of property of loss of the use of the vehicle or other property.  The right to tow a vehicle in addition to Lessor’s rights under the Lease for default or breach of any of the terms hereof.

Other than parking, egress and ingress, Lessee has no right to use the common areas, and Lessee shall not obstruct the common areas, including the sidewalks, landscaped areas, paved areas, parking lots, or driveways.

ARTICLE XI

Section 11.1           Breach or Default.  Lessee shall have breached this Lease and shall be considered in default hereunder if (a) Lessee files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or makes an assignment for the benefit of creditors; (b) involuntary proceedings are instituted against Lessee under any bankruptcy act; (c) Lessee assigns this Lease for the benefit of creditors; (d) Lessee fails to pay any rent when due and does not make the delinquent payments within five (5) days after receipt of notice thereof from Lessor; or (e) Lessee fails to perform or comply with any of the covenants or conditions of this Lease and such failure continues for a period of thirty (30) days after receipt of notice thereof from Lessor.

Section 11.2           Effect of Breach or Default.  In the event of a breach of this Lease as set forth in Section 11.1 above, the rights of Lessor shall be as follows:

(a)           Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title, and interest of Lessee hereunder, by giving to Lessee not less than ten (10) days notice of the cancellation and termination.  On expiration of the time fixed in the notice, this Lease and the right, title and interest of Lessee shall terminate in the same manner and with the same force and effect, except as to Lessee’s liability, as of the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.
(b)           Lessor may elect, but shall not be obligated, to make any payment required by Lessee herein or comply with any agreement, term, or condition required hereby to be performed by Lessee, and Lessor shall have the right to enter the Premises for the purpose of correcting or remedying such default and to remain until the default has been corrected, or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release Lessee’s default or Lessor’s right to take any action as may be otherwise permissible hereunder or under the law in the case of any default.
(c)           Lessor may re-enter the Premises immediately and remove the building and personnel of Lessee, and store the building in a public warehouse or at a place selected by Lessor, at the expense of lessee.  After re-entry, Lessor may terminate this Lease on giving ten (10) days written notice of termination to Lessee.  Without such notice, re-entry will not terminate this Lease.  On termination, Lessor may recover from Lessee all damages resulting from the breach, including the cost of recovering the Premises and the worth of the balance of this Lease over the reasonable rental value of the Premises for the remainder of the Lease term, which such sum shall be immediately due Lessor from Lessee.

After re-entry, Lessor may relet the Premises or any part thereof for any term without terminating this Lease, at the rent and on the terms as Lessor may choose.  Lessor may make alterations and repairs to the Premises.  The duties and liabilities of the parties if the Premises are relet as provided herein shall be as follows:

(I)            In addition to Lessee’s liability to Lessor for breach of the Lease, Lessee shall be liable for all expenses of the reletting, for the alterations and repairs made,

and for the difference between the rent received by Lessor under the new lease agreement and the rent installments that are due for the same period under this Lease;

(II)           Lessor shall have the right to apply the rent received from reletting the Premises (a) to reduce Lessee’s indebtedness to Lessor under this Lease, not including indebtedness for rent; (b) to expenses of the reletting and alterations and repairs made; (c) to rent due under this Lease; or (d) to payment of future rent under this Lease as it becomes due.

If the new lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to the indebtedness of Lessor as provided herein, and during any rent installment period, are less than the rent payable for the corresponding installment period under this Lease, Lessee shall pay Lessor the deficiency, separately for each rent installment deficiency period and before the end of that period.  Lessor may at any time after a reletting terminate the Lease for the breach on which Lessor had based the re-entry and subsequently relet the Premises.

(d)           After re-entry, Lessor may procure the appointment of a receiver to take possession and collect rents and profits of Lessee, and, if necessary, to collect the rents and profits, the receiver may take possession of the personal property used in the business of Lessee, including inventory, trade fixtures and furnishing, and use them without compensating Lessee.  Proceedings for appointment of a receiver by Lessor shall not terminate and forfeit this Lease unless the Lessor has given written notice of termination to Lessee as provided herein.
(e)           In addition to the remedies provided in this Section 11.2, the Lessor shall have all remedies now or hereafter provided by law for the enforcement of the provisions of this Lease and the Lessor’s rights hereunder.

Section 11.3           Abandonment.  Lessee shall not vacate or abandon the Premises at any time during the term hereof, and if Lessee shall abandon, vacant or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.  However, Lessee reserves the right to vacate the premises at any time and continue to pay monthly rental obligation.

Section 11.4           Lessor’s Lien.  As security for the payment and performance by the Lessee of all terms, covenants and conditions on the part of the Lessee to be paid or performed hereunder, the Lessee hereby grants to the Lessor a security interest in all furniture, equipment, fixtures, furnishings, and other personal property of the Lessee now or hereafter situated in the Premises.  During any time that the Lessee is in default under this Lease, the Lessee shall not have the right to remove from the Premises any such furniture, equipment, fixtures, furnishings, or other personal property.  In the event of any default hereunder by the Lessee, the Lessor shall have all rights and remedies of a secured party under the Utah Uniform Commercial Code, as now in force or as hereafter amended.  Such security interest of the Lessor shall be in addition to any statutory lien or other security interest now or hereafter exiting.

ARTICLE XII

Section 12.1           Subordination.

(a)           This Lease, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  If Lessor or any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of a mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to any such mortgage, deed of trust or ground lease or the date of recording thereof.
(b)           Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be (including, without limitation, a Subordination, Non-Disturbance and Attornment Agreement in the standard form used by Lessor’s lender), and failing to do so within ten (10) days after written demand, does hereby make, constitute, and irrevocably appoint Lessor as Lessee’s attorney in fact and in Lessee’s name, place and stead, to do so.  Upon Lessee’s written request to Lessor, Lessor shall request that it’s lender issue to Lessee a non-disturbance agreement on such lender’s standard form; provided, however, the failure of such lender to issue such a non-disturbance agreement shall in no way affect Lessee’s obligations under this Lease, including this Section 12.1.

Section 12.2           Mortgagee Protection.

(a)           If, in connection with obtaining financing for the building or any portion thereof, Lessor’s lender shall request reasonable modifications to this Lease as a condition to such financing, Lessee shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Lessee’s rights or increase Lessee’s obligations under this Lease.
(b)           Lessee agrees to give to any trust deed or mortgage holder (“Holder”).  by prepaid certified mail, return receipt requested, at the same time as it is given to Lessor, a copy of any notice of default given to Lessor, provided that prior to such notice Lessee has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder.  Lessee further agrees that if Lessor shall have failed to cure such default within the time period provided for in this Lease, then the Holder shall have an additional thirty (30) days after expiration of such period, or after receipt of such notice from Lessee (if such notice to the Holder is required by this section), whichever is last to occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this Lease shall not be terminated.

ARTICLE XIII

Section 13.1           Indemnification.  Lessee agrees to indemnify and save the Lessor harmless from expenses, actions, costs of actions (including attorneys’ fees), for injury (including death), to any person or persons which may occur in, on or about the Premises.  Lessee agrees to pay all sums of money in respect of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Lessee in or about the Premises which may be secured by any mechanic’s, materialman’s or other lien against the Premises or the Lessee’s interest therein and will cause each such lien to be discharged, if filed, provided that Lessee may contest such lien upon delivery to Lessor of cash or marketable securities having a face amount not less than one and one-half (1 1/2) times the face amount of any such lien.  If such lien is reduced to final judgment, then and in such event Lessee shall forthwith pay and discharge said judgment.

Section 13.2           Assumption of Risk.  The Lessee assumes all risk of damage of Lessee’s property within the Premises which may be caused by water leakage, fire, windstorm, explosion, falling plaster or other cause, or by the act or omission of any other tenant in the Building, unless caused by Lessor’s negligence.

ARTICLE XIV

Section 14.1           Notices.  Any notice given to Lessor shall be in writing and forwarded to the Lessor at Lessor’s office by registered or certified mail.  Any notices given to the Lessee shall be in writing and forwarded to the Lessee at the Premises by registered or certified mail.  Either Party may designate another place for service or notices by written direction served on the other party by registered or certified mail.  Any such notice shall be deemed to have been received four (4) days after its mailing.

ARTICLE XV

Section 15.1           Relocation of Premises.  Lessor reserves the right to relocate the Lessee in substitute Premises of equivalent square footage and configuration within the building upon sixty (60) days written notice to Lessee.  If this right is exercised, Lessor shall, at its own expense, provide Lessee with paint, wall covering and carpeting at the new location, comparable to those in the original location, and shall, at Lessor’s own expense, move Lessee’s office furnishing to the new location.  If the current rental rate at the new location is less than at the original location, Lessee’s rent hereunder shall be reduced accordingly.  However, if the current rental rate at the new location is higher than at the original location, the Lessee’s rent shall not be increased for the remainder of the term hereof, except as provided in ARTICLE IV hereof.

ARTICLE XVI

Section 16.1           Notice of Surrender.  At least ninety (90) days before the last day of the term hereof, Lessee shall give to Lessor a written notice of intention to surrender the Premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Lessor to any holding over by Lessee.

Section 16.2           Surrender at End of Term.  Upon the expiration of the term hereof or sooner termination of this Lease, Lessee agrees to surrender and yield possession of the Premises to the Lessor peacefully and in good order and condition, subject only to ordinary wear and reasonable use thereof, and subject to such damage, destruction or condition as Lessee is not required to restore or remedy under other terms and provisions of this Lease.  Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for payment of rent and shall inform Lessor of combinations on any locks and safes on the Premises.  Any property left in the Premises after the expiration or termination of this Lease shall be deemed to have been abandoned by Lessee and the building of Lessor to dispose of as Lessor deems expedient.  Lessee agrees that, if Lessee does not surrender to Lessor, at the expiration of the term of this Lease or upon any termination thereof, then Lessee will pay to Lessor all damages that Lessor may suffer on account of Lessee’s failure to surrender possession to Lessor, and will indemnify and save Lessor harmless from and against all claims made by any succeeding lessee of the Premises against Lessor on account of such delay.

Section 16.3           Surrender of premises.  The voluntary or other surrender of this Lease by Lessee or a mutual cancellation thereof shall not work a merger, and, at the option of Lessor, shall terminate all or any existing subleases or subtenancies, or at the option of Lessor, may operate as an assignment to Lessor of any or all such subleases or subtenancies.

Section 16.4           Holding Over.  In the event Lessee, with Lessor’s consent, remains in possession of the Premises after the expiration of this Lease and without the execution of a new lease, such tenancy shall be deemed to be from month to month, subject to all the conditions, provisions and obligations of this Lease, at a rental equal to the last rental paid under this Lease, plus annual increases as more particularly set forth in ARTICLE IV of this Lease.

Section 16.5           Quiet Enjoyment.  The Lessor covenants and agrees with Lessee that upon Lessee paying said rent and other charges and performing all of the covenants and provisions aforesaid on Lessee’s part to be observed and performed, the Lessee shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

Section 16.6           Light and Air.  Lessee covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Lessor) shall entitle Lessee to any reduction of rent hereunder, result in any liability of Lessor to Lessee, or in any other way affect this Lease.

ARTICLE XVII

Section 17.1           Insurance.  Lessee agrees to keep in force during the term hereof, at Lessee’s expense, public liability insurance with limits in the amount of $1,000,000 for injuries to or death of persons occurring on or about the Premises and property damage insurance with limits of $500,000.  The limit of any such insurance shall not however, limit the liability of Lessee hereunder.  Said policy shall name Lessor as an additional insured, and shall insure Lessor against liability as respects acts, or omissions of Lessee; shall be issued by an insurance company licensed to do business in the State of Utah; and shall provide that said insurance shall not be canceled unless ten (10) days prior written notice to Lessor is first given.  Insurance required hereunder shall be in companies holding a “General Policyholders Rating” of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide”.

Said policy or a certificate thereof shall be delivered to lessor by lessee upon commencement of the term and upon such renewal of such insurance.

Section 17.2           Subrogation.  As long as their respective insurers so permit, Lessor and Lessee hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties.  Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

ARTICLE XVIII

Section 18.1           Obedience to Laws.  Lessee shall, at Lessee’s sole cost and expense, promptly comply with all statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal, and other applicable governmental authorities now in force, or which may hereinafter be in force, pertaining to the Premises.  Lessee shall not use or permit anything to be done in or about the Premises which will in any way conflict with any statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal, and other applicable governmental authorities now in force, or which may hereinafter be in force.

Section 18.2           Governing Law.  This Lease shall be construed and governed by the laws of the State of Utah.  Should any provision of this Lease be illegal or not enforceable under such laws, it or they shall be considered severable and this Lease and its conditions shall remain in force and be binding upon the parties as though the said provisions had never been included.

Section 18.3           Waiver of liability.  Lessor shall not be liable to Lessee, or those claiming through or under Lessee, for injury, death or property damage occurring in, on or about the Building and appurtenances thereto, and Lessee shall indemnify Lessor and hold it harmless from any claim arising out of any injury, death or property damage occurring in, on or about the Premises to Lessee or any employee, customer or invitees of Lessee.

Section 18.4           Time.  Time is of the essence of this Lease and each and all of its provisions.

Section 18.5           Attorneys’ Fees.  If either Lessor or Lessee shall obtain legal counsel or bring an action against the other by reason of the breach of any covenant, warranty or condition hereof, or otherwise arising out of this Lease the unsuccessful party shall pay to the prevailing party reasonable attorneys’ fees, which shall be payable whether or not any action is prosecuted to judgment.  The term “prevailing party” shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other’s breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

Section 18.6           Waiver.  No waiver of any condition or covenant of this Lease by Lessor shall be deemed to imply or constitute a further waiver by Lessor of any other condition of this Lease.  The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

Section 18.7           Severability.  If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 18.8           Addenda.  Clauses, additional conditions, plats and riders, if any, signed by Lessor and Lessee and endorsed on or affixed to this Lease are a part hereof, and in the event of variation or discrepancy the duplicate original hereof, including such clauses, additional conditions, plats and riders, if any, held by Lessor shall control.

Section 18.9           Entire Agreement.  This Lease constitutes the entire agreement between Lessor and Lessee and no representations, express or implied, either written or oral, not herein set forth shall be binding upon and inure to the benefit of Lessor or Lessee.  This Lease shall not be modified by any oral agreement, either express or implied, and all modifications shall be in writing and signed by both Lessor and Lessee.  No surrender of the Premises, or of the remainder of the term of this Lease shall be valid unless accepted by Lessor in writing.

Section 18.10         No Waiver.  Failure of Lessor to insist, in any one or more instances, upon strict performance of any term, covenant, or condition of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such term, covenant, condition or option, but the same shall continue and remain in full force and effect.  The receipt by Lessor of rents with knowledge of a breach in any of the terms, covenants or conditions of this Lease to be kept or performed by Lessee shall not be deemed a waiver of such breach and Lessor shall not be deemed to have waived any provisions of this Lease unless expressed in writing and signed by Lessor.

Section 18.11         Heirs and Assigns.  This Lease and all provisions, covenants and conditions thereof shall be binding upon and inure to the benefit to the heirs, legal representatives, successors and assigns of the parties hereto, except that no person, firm, corporation or court officer holding under or through Lessee in violation of any of the terms, provisions or conditions of this Lease shall have any right, interest or equity in or to this Lease, the terms of this Lease or the Premises covered by this Lease.

Section 18.12         Sale by Lessor.  In the event of a sale or conveyance by Lessor of the Building, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease.  If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the successor in interest of Lessor, and thereupon Lessor shall be discharged from any further liability in reference thereto.  Except as set forth in this Section 18.12 this Lease shall not be affected by any such sale or conveyance.

Section 18.13         Estoppel Certificates.  At any time and from time to time, upon not less than ten (10) days prior to request by Lessor, Lessee shall execute, acknowledge and deliver to Lessor a statement certifying the date of commencement of this Lease, stating without limitation that (a) this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of such modifications); (b) the dates to which the rent has been paid; (c) Lessee has no claims against Lessor, (d) neither Lessor nor Lessee is in default under this Lease; and (e) setting forth such other matters as may reasonably be requested by Lessor.  Lessor and Lessee intend that by such statement delivered pursuant to this Section 18.13 may be relied upon any mortgagee or the beneficiary of any Deed of Trust or by any purchaser as prospective purchaser of the Building.

Section 18.14         Defined Terms:  Headings.  The words “Lessor” and “Lessee” as used herein shall include the plural as well as the singular.  Words used in masculine gender include the feminine and neuter.  If there be more than one Lessee, the obligation hereunder imposed upon Lessee shall be joint and several.  The headings to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LESSOR: HOLLADAY BUILDING EAST L.L.C.				LESSEE: OVERSTOCK.COM

By and through its Manager Holladay Building East Management Corporation

By:	/s/ Jeff Peck		By:	/s/ Doug Greene

	Its:	Vice President		Its:	Doug Greene

CTO
(Please print signature)

ADDENDUM A

TENANT IMPROVEMENTS:

Lessee accepts the Premises in “as is” condition.  Any additional tenant improvements shall be at the sole expense of Lessee and must be pre-approved by Lessor.

SIGNAGE:

Lessee shall have the option to install its name on the Property monument sign located at the entrance of the property, the building lobby directory, and by Lessee’s main suite door entrance.  All signage shall conform to the building shall be at Lessee’s expense.

SECURITY ACCESS CARDS:

Lessor shall provide Lessee with the first 10 (ten) security access cards, for Lessee and its employees, at no cost to Lessee.  Should Lessee or its employees lose said access cards or should Lessee require additional access cards, Lessee shall be responsible for the replacements cost (approximately $11.00 each access card).

BROKERAGE:

Lessor and Lessee warrant and represent that they have had no dealings with any outside real estate broker or agent, and know of no one who is entitled to a commission for this Lease.

FREE RENT:

Lessor shall provide Lessee with 12 (twelve) months of free rent (January 1, 2002 through December 31, 2002).

OLD MILL CORPORATE CENTER

BUILDING RULES

I.              RENT

A.            Rent is due on the first (1st) of the month.

B.            Rent shall be paid to Beckstrand and Associates at P.O. Box 712320, Salt Lake City, UT 84171-2320.

C.            Checks returned due to insufficient funds will be assessed a $25 service fee.

II.            PROPERTY MANAGEMENT

A.            Old Mill Corporate Center is owned by Holladay Building East L.L.C. (“Landlord”).

B.            Beckstrand & Associates is the Property Management Company (“Property Manager”).  Should you have any maintenance questions or concerns please call (801) 944-7722 and give the information to whomever answers the phone and the message will be relayed.

C.            In the event of an emergency after hours, please call 801-267-2054, which is a digital pager.  Please reserve calls regarding normal repairs to the Property Manager’s normal business hours, M-F 8:00 am — 5:00 pm.

III.           SIGNS

A.            Standard signs must be used on all office doors and entrances.  The Property Manager will order signs and bill the tenant for the purchase price.

B.            All signs are the property of the building and are not to be removed without the express approval of the Landlord.

IV.           PARKING

A.            In order to leave the most convenient space for customer’s parking, tenants and their employees are not to park directly in front of the building or in reserved visitor parking stalls.

B.            Please refrain from parking in the spaces reserved for the handicapped.  Unauthorized vehicles parked in these spaces will be towed away at the owner’s expense.

C.            Vehicles should not be left in the parking lot overnight.  Any vehicle left overnight without prior consent will be towed away at the owner’s expense.

D.            Any vehicle parked on the premises for the purpose of selling that vehicle will be towed away at the owner’s expense.

E.             The storage, repairs, or cleaning of vehicles will not be permitted on the premises.

V.            SECURITY

A.            There is a “No Soliciting” sign posted on the building.  Please notify the Property Manager if there is any soliciting on the premises.

B.            The distribution or posting of handbills on the premises is expressly prohibited.  We would appreciate being notified if handbills are distributed or posted.

C.            All buildings are equipped with fire extinguishers.  Please familiarize yourself with the location of them.

D.            When you leave at the end of the day please make sure that all windows are closed and that all doors are locked.

E.             Please make sure you turn off your coffee makers and misc. equipment each night to prevent fire.  We strongly recommend that all coffee makers be equipped with an automatic shutoff.

VI.           TRASH DISPOSAL

A.            Tenant may utilize available dumpsters for office trash can waste only.  Packing skids, boxes, or garbage from the office or home are not to be placed in or around dumpsters, Landlord reserves the right to bill Tenant for extra trash pick-ups as a result.  It is the sole responsibility of the Tenant to dispose of excessive trash and packaging material somewhere else.

VII.         SMOKING

A.            Due to the Utah Clean Air Act, tenants must refrain from smoking in the building, or within 25 feet of the building.  Smoking is permitted only in the designated smoking area(s) for the building.

VIII.        MISCELLANEOUS

A.            Chair mats are required under all rolling chairs to protect the carpet.

B.            Any burning of candles is prohibited.

IX.           SECURITY ACCESS CARD

A.            Upon request from Tenant’s authorized representative, security access cards will be individually programmed and given to Tenant and its employees.  Tenant will be charged $11.00 for each lost card or card that is not returned to Landlord.

X.            REKEYING

A.            Tenant must obtain Landlord’s permission before rekeying any lock(s).  Rekeying of locks shall be to the building’s grand master system.  Rekeying of locks will be at the expense of the Tenant.  Landlord reserves the right to rekey the Premises and bill Tenant if Tenant rekeys lock(s) without Landlord’s consent, or off of building’s grand master system.

XI.           ANIMALS, REFUSE

A.            Tenants shall not allow anything to be placed on the window of the Premises or to be thrown out of any outside opening of the Building.  Tenants shall not place or permit to be placed any obstruction of refuse in any public part of the Building.

B.            No animal shall be brought into the office, halls, corridors, elevators or any other part of the Building by Tenants or the agents, employees or invitees of the Tenants.

XII.         INVOICING

A.            Landlord does not invoice for monthly rents.  Tenant is responsible for keeping track of annual increases.  As files are audited, Tenant may be notified as a courtesy, but Landlord is not obligated to do so.